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     As filed with the Securities and Exchange Commission on January 6, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: November 5, 1999
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                    000-20870                  87-0467198
(State or other Jurisdiction    (Commission File No.)          (IRS Employer
      of incorporation)                                     Identification No.)



                  2101 South Arlington Heights Road, Suite 100
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)







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ITEM 5.  OTHER EVENTS.

         Acquisition of Total Electronic Alarm Monitoring, L.L.C.

         On November 5, 1999, we purchased all of the assets of Total Electronic Alarm Monitoring, L.L.C., a California limited liability company ("TEAM") from an unaffiliated third party.

         TEAM is a third-party alarm monitoring company serving approximately 5,000 alarm monitoring subscribers and approximately ten independent alarm dealers from a central monitoring station located in Chino, California.

         Acquisition of Monark Central Dispatch, Inc.

         On December 8, 1999, we purchased all of the assets of Monark Central Dispatch, Inc., a Louisiana corporation ("Monark") from an unaffiliated third party.

         Monark is a third-party alarm monitoring company serving approximately 35,000 alarm monitoring subscribers and approximately 400 independent alarm dealers from a central monitoring station located in Metairie, Louisiana.


         The aggregate purchase price for these smaller central station acquisitions was approximately $1,071,960 plus 100,000 shares of our common stock which was valued at $200,000 on the dates of the acquisitions.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Security Associates International, Inc.
                                             (Registrant)


                               By:    /s/ Daniel S. Zittnan
                                  ---------------------------------------------
                                    Daniel S. Zittnan
                                    Vice President, Chief Financial Officer

Date: January 6, 2000